Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Member

Aggieland Safari LLC and

Ferrill Creek Ranch LLC

Bryan, Texas

Report on the Financial Statements

We have audited the accompanying combined financial statements of Aggieland Safari LLC and Ferrill Creek Ranch LLC which comprise the combined balance sheet as of December 31, 2019, and the related combined statement of operations, members’ equity, and cash flows for year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with U. S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with U. S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Aggieland Safari LLC and Ferrill Creek Ranch LLC as of December 31, 2019, and the results of its operations and cash flows for the year then ended, in accordance with U. S. generally accepted accounting principles.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the combined financial statements as a whole. The accompanying supplemental information is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with U. S. generally accepted auditing standards. In our opinion, the information is fairly stated in all material respects in relation to the combined financial statements as a whole.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss during the year ended December 31, 2019, and, as of that date, had current liabilities in excess of current assets. As described more fully in Note E to the financial statements, the Company’s liquid funds may not be sufficient to settle obligations due over the next twelve months and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note E. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Akin, Doherty, Klein & Feuge, P.C.

San Antonio, Texas

February 21, 2020

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Combined Balance Sheet

December 31, 2019

ASSETS
Current Assets:
Cash	$14,468
Accounts receivable	19,157
Inventory	38,270
Prepaid expenses	6,877
Total current assets	78,772

Property and Equipment:
Land	5,742,113
Buildings and improvements	1,825,075
Furniture and equipment	85,899
Vehicles	12,309
Construction in process	137,967
Safari animals	292,070
Total property and equipment	8,095,433
Less accumulated depreciation	(212,078)
Net property and equipment	7,883,355

Total Assets	$7,962,127

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
Accounts payable	$663,596
Accrued expenses	149,696
Accounts payable, related party	21,756
Deferred revenues	86,602
Line of credit, related party	2,788,523
Notes payable	5,895,920
Total current liabilities	9,606,093

Members’ Equity	(1,643,966)

Total Liabilities and Members' Equity	$7,962,127

See notes to the audited financial statements

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Combined Statement of Operations

Year Ended December 31, 2019

Safari park revenue	$1,255,616
Annual membership revenue	116,002
Concessions and gift shop revenue	210,566
Sale of animals	8,700
Total revenues	1,590,884

Cost of goods sold, concessions and gift shop	86,300
Selling, general and administrative	1,623,203
Impairment of property and equipment	770,164
Depreciation	231,356
(Gain) on sale of operating assets, net	(20,295)
Loss from operations	(1,099,844)

Interest income (expense), net	(536,724)

Net Loss	$(1,636,568)

See notes to the audited financial statements

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Combined Statement of Members’ Equity

Year Ended December 31, 2019

Balance at December 31, 2018	$(7,398)

Net loss	(1,636,568)

Balance at December 31, 2019	$(1,643,966)

See notes to the audited financial statements

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Combined Statement of Cash Flows

Year Ended December 31, 2019

Operating Activities
Net loss	$(1,636,568)
Adjustments to reconcile net income to cash
provided by operating activities:
Impairment of property and equipment	770,164
Depreciation	231,356
Loss of animals	76,738
Gain on sale of property and equipment	(20,295)
Changes in operating assets:
Accounts receivable	(19,157)
Inventory	(38,270)
Prepaid expenses	(6,877)
Accounts payable and accrued expenses	792,792
Accounts payable, related party	21,756
Deferred revenues	86,602
Net cash provided by operating activities	258,241

Investing Activities
Purchases of property and equipment	(3,146,487)
Proceeds from sale of property and equipment	72,556
Net cash (used) by investing activities	(3,073,931)

Financing Activities
Borrowings (repayments) on related party line of credit, net	1,594,620
Borrowings on notes payable	1,329,657
Repayments on notes payable	(94,119)
Net cash provided by financing activities	2,830,158

Change in cash and cash equivalents	14,468
Cash at beginning of year	-

Cash at End of Year	$14,468

Supplemental Disclosures
Interest paid in cash	$416,724
Income taxes paid in cash	$-

See notes to the audited financial statements

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Notes to Audited Combined Financial Statements

December 31, 2019

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations: Aggieland Safari LLC was formed as a limited liability company on October 25, 2018. The Company provides a recreational, safari-like experience for guests with a focus on conservation and education activities. Ferrill Creek Ranch LLC was formed as a limited liability company on October 31, 2018. The company owns the land used in the operations of Aggieland Safari LLC. Collectively, these entities are referred to herein as the “Company”.

Basis for Combination: Aggieland Safari LLC (AGS) and Ferrill Creek Ranch LLC (FCR) are entities under common control and the land owned by FCR is leased to AGS. Accordingly, the financial statements include the accounts of Aggieland Safari LLC and Ferrill Creek Ranch LLC on a combined basis and have been prepared in accordance with U.S. generally accepted accounting principles. All significant intercompany balances and transactions have been eliminated.

Revenue Recognition: The company recognizes revenues in accordance with FASB ASC Topic 606, Revenues from Contracts with Customers. Prior periods were not impacted by the adoption of Topic 606 as the Company began revenue generating operations in 2019. Under Topic 606, the Company recognizes revenue when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer.

The Company’s major source of revenue is from the sale of park admissions, retail and concession sales at its sole location in Bryan, Texas. Revenues from park admission fees are generally recognized upon receipt of payment at the time of the customers’ visit to the parks. Admission fee revenues from advance online ticket purchases are deferred until the customers’ visit to the park. Revenue from retail and concession sales is generally recognized upon the concurrent receipt of payment and delivery of goods or services to the customer. Revenue from annual memberships is recognized evenly over the twelve-month membership term. The Company periodically sells surplus animals resulting from the natural breeding process that occurs within the park and revenue from these sales is recognized on delivery of the animal to the customer. Billings for sales of animals are provided at the time of delivery and payment is expected within 30 days of presentation of the bill. Sales taxes billed are reported directly as a liability to the taxing authority and are not included in revenue. Total deferred revenues from advance online ticket sales and annual memberships were $86,602 at December 31, 2019 and $0 at December 31, 2018.

Cash: Cash consists of cash-on-hand and demand deposits held by financial institutions.

Accounts Receivable: Accounts receivable are reported at outstanding principal net of an allowance for doubtful accounts. The allowance is determined based on an account-by-account review. Accounts are charged off when collection efforts have failed, and the account is deemed uncollectible. An allowance was not considered necessary at December 31, 2019. The Company normally does not charge interest on accounts receivable. Accounts receivable were $19,157 at December 31, 2019 and $0 at December 31, 2018.

Inventory: Inventory consists of gift shop items, animal food, and concession and park supplies, and is stated at the lower of cost or net realizable value. Cost is determined on the first-in, first-out method.

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Notes to Audited Combined Financial Statements

December 31, 2019

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment: Property and equipment is initially recognized at cost. Depreciation is recorded using the straight-line method over the estimated useful lives. Major renewals and betterments are capitalized, while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed. Upon retirement or replacement, both the asset cost and the related allowance for depreciation are written off and gains and losses on sale of assets are included in operations. Included in property and equipment is construction in progress. Once construction is completed and the asset is placed in service, it will be depreciated over the estimated useful life of the asset. Safari animals are depreciated over a useful life of five to ten years. When safari animals are lost due to death, they are written-off as of the date of death. Offspring of the safari animals is not capitalized. Costs incurred in the support of safari animals and related offspring are expensed as incurred.

Accounting rules require that property and equipment should be evaluated for impairment on the occurrence of a triggering event. Examples of such triggering events include a significant disposal of a portion of such assets, an adverse change in the market involving the business employing the related asset, a significant decrease in the benefits realized from an acquired business, difficulties or delays in integrating the business, and a significant change in the operations of an acquired business.

During 2019, the Company adopted a plan to sell substantially all assets of the Company which resulted in a triggering event for the evaluation of impairment of property and equipment. The Company expects that the final sale of the assets will be completed in the year 2020. In connection with the plan of sale, the Company determined that the carrying values of some of the property and equipment exceeded their fair values. Consequently, the Company recorded an impairment loss of $770,164, which represents the excess of the carrying values of the property and equipment over their fair values, less cost to sell. The impairment loss is recorded as a separate line item (“Impairment of property and equipment”) in the combined statement of operations for the year ended December 31, 2019. All assets included in the accompanying combined balance sheet are deemed to be held for sale and these assets are no longer depreciated subsequent to December 31, 2019.

Income Taxes: The Company is taxed as a partnership for federal income tax purposes. Accordingly, income and loss is passed directly to the members and taxed at their individual level. The Company is subject to the Texas margin tax. Management is not aware of any tax positions that would have significant impact on its financial position. The Company’s federal tax returns since inception, remain subject to examination.

Advertising: The Company expenses advertising and promotional costs as incurred and incurred approximately $120,000 in advertising costs for the year ended December 31, 2019.

Commitments and Contingencies: Liabilities for loss contingencies arising from claims, assessments, litigation, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. No such liabilities have been accrued as of December 31, 2019.

Concentrations of Credit Risk: Financial instruments that potentially expose the Company to credit risk consist principally of cash. The Company occasionally maintains cash balances in the financial institutions that exceed the amounts insured by the FDIC. The Company periodically accesses the financial condition of the institutions and believes the risk of loss is minimal.

Subsequent Events: Subsequent events have been evaluated by management through the date of the independent auditor’s report. Material subsequent events, if any, are disclosed in a separate footnote to these financial statements.

New Accounting Pronouncements: In February 2016, the FASB issued a new accounting pronouncement regarding lease accounting for reporting periods beginning after December 15, 2020. A lessee will be required to recognize on the balance sheet the assets and liabilities for leases with lease terms of more than 12 months. Management is currently evaluating the effect this pronouncement will have on the financial statements and related disclosures.

Use of Estimates: The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Notes to Audited Combined Financial Statements

December 31, 2019

NOTE B – OPERATING LEASES

The company leases certain equipment under month-to-month leasing arrangements. Total equipment rent expense recognized during 2019 was approximately $67,000.

NOTE C – NOTES PAYABLE

On December 28, 2018, the Company entered into a mortgage loan with a bank to borrow a total of $4,660,382. The loan has an outstanding balance of $4,583,041 at December 31, 2019, requires minimum interest only payments of 6.38% on a monthly basis, is secured by all assets of Ferrill Creek Ranch, LLC and matures on March 28, 2020.

The Company entered into an improvement loan with a bank on February 15, 2019 to borrow an initial principal amount of $1,200,000. The loan has an outstanding balance of $1,183,222 at December 31, 2019, bears interest at the United States Treasury Securities rate plus 3.50% (5.125% at December 31, 2019) and requires minimum interest only payments on a monthly basis. This loan is secured by all assets of Ferrill Creek Ranch, LLC and matures on March 15, 2020.

On April 18, 2019, the Company entered into a note payable with a vendor for the construction of improvements on land owned by the Company. This note bears interest at 6.0% and has an outstanding balance of $129,657 at December 31, 2019. Payments are due in twelve equal monthly installments beginning July 1, 2019. As of December 31, 2019, no payments had been applied to this note.

NOTE D – RELATED PARTY TRANSACTIONS

Aggieland Safari LLC leases land used for its safari park operations from Ferrill Creek Ranch LLC. Total rent under this related party leasing arrangement totaled $166,425 during 2019. Amounts payable from AGS to FCR under this arrangement totaled $123,960 at December 31, 2019. These transactions are eliminated in the combined financial statements.

The Company entered into a related party line of credit with its sole member during 2018. The line of credit bears interest at 10% annually, is due on demand, and is subordinate to the third-party notes payable.

A direct family member of the sole member of the Company provided services to operate the on-site restaurant during 2019. Accounts payable for these services owed to this related party totaled $21,756 at December 31, 2019.

NOTE E – GOING CONCERN

The Company incurred a net loss in 2019, all outstanding debt at December 31, 2019 is classified as current, and total current liabilities are in excess of current assets at December 31, 2019. These matters raise substantial doubt about the Company’s ability to continue as a going concern within one year after issuance date of the combined financial statements. The Company is a start-up organization and management is actively marketing the organization to boost sales revenues and become profitable. The Company may also seek alternative financing sources including the refinancing of its debts or additional contributions from the sole member. However, there can be no assurance that the Company will be successful in achieving these objectives.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE F – SUBSEQUENT EVENT

On February 6, 2020, Ferrill Creek Ranch, LLC executed an agreement to sell 76.2 acres land which was not being utilized for the safari park operations in exchange for total consideration of approximately $700,000.

AGGIELAND SAFARI LLC

AND

FERRILL CREEK RANCH LLC

Supplemental Information

December 31, 2019

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Combining Balance Sheet

December 31, 2019

	Aggieland Safari LLC	Ferrill Creek Ranch LLC	Eliminations	Combined
ASSETS
Current Assets:
Cash	$14,462	$6	$-	$14,468
Accounts receivable	19,157	123,960	(123,960)	19,157
Inventory	38,270	-	-	38,270
Prepaid expenses	6,877	-	-	6,877
Total current assets	78,766	123,966	(123,960)	78,772

Property and Equipment:
Land	-	5,742,113	-	5,742,113
Buildings and improvements	1,825,075	-	-	1,825,075
Furniture and equipment	85,899	-	-	85,899
Vehicles	12,309	-	-	12,309
Construction in process	137,967	-	-	137,967
Safari animals	292,070	-	-	292,070
Total property and equipment	2,353,320	5,742,113	-	8,095,433
Less accumulated depreciation	(212,078)	-	-	(212,078)
Net property and equipment	2,141,242	5,742,113	-	7,883,355

Total Assets	$2,220,008	$5,866,079	$(123,960)	$7,962,127

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
Accounts payable	$787,556	$-	$(123,960)	$663,596
Accrued expenses	29,696	120,000	-	149,696
Accounts payable, related party	21,756	-	-	21,756
Deferred revenues	86,602	-	-	86,602
Line of credit, related party	2,575,064	213,459	-	2,788,523
Notes payable	129,657	5,766,263	-	5,895,920
Total current liabilities	3,630,331	6,099,722	(123,960)	9,606,093

Members’ Equity	(1,410,323)	(233,643)	-	(1,643,966)

Total Liabilities and Members' Equity	$2,220,008	$5,866,079	$(123,960)	$7,962,127

AGGIELAND SAFARI LLC AND FERRILL CREEK RANCH LLC

Combining Statement of Operations

Year Ended December 31, 2019

	Aggieland Safari LLC	Ferrill Creek Ranch LLC	Eliminations	Combined

Safari park revenue	$1,255,616	$-	$-	$1,255,616
Annual membership revenue	116,002	-	-	116,002
Concessions and gift shop revenue	210,566	-	-	210,566
Sale of animals	8,700	-	-	8,700
Total revenues	1,590,884	-	-	1,590,884

Cost of goods sold, concessions and gift shop	86,300	-	-	86,300
Selling, general and administrative	1,787,384	2,244	(166,425)	1,623,203
Impairment of property and equipment	770,164	-	-	770,164
Depreciation	231,356	-	-	231,356
(Gain) loss on sale of operating assets, net	(20,295)	-	-	(20,295)
Loss from operations	(1,264,025)	(2,244)	166,425	(1,099,844)

Other income (expense), net	-	166,425	(166,425)	-
Interest income (expense), net	(141,997)	(394,727)	-	(536,724)

Net Loss	$(1,406,022)	$(230,546)	$-	$(1,636,568)